EntreMed, Inc.
9640 Medical Center Drive
Rockville, MD 20850

Tel (240) 864-2600
Fax (240) 864-2601

May 20, 2005

Mr. Dane R. Saglio
Chief Financial Officer
EntreMed, Inc.
9640 Medical Center Drive
Rockville, MD 20850

Dear Dane,

As we discussed, the Compensation Committee of the Board has approved a one-year extension (a Successor Term) of your Employment Agreement for the period commencing July 1, 2005 through June 30, 2006. All other terms of your Employment Agreement remain in effect.

Please acknowledge your acceptance of the one-year extension by countersigning in the space below.

I look forward to working with you on continuing development of EntreMed.

Sincerely,

James S. Burns President & CEO

Agreed to and Accepted:

Dane R. Saglio